SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 29, 2007
Philadelphia Consolidated Holding Corp.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-22280	23-2202671

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer’ Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, PA	19004

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 617-7900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendments to the employment agreements between the Company’s subsidiary, Maguire Insurance Agency, Inc., and each of James J. Maguire, Jr., Christopher J. Maguire, Sean S. Sweeney and Craig P. Keller were entered into on March 29, 2007 to revise and clarify provisions that are implicated by a change in control of the Company. Specifically, each of the employment agreements contained a provision that reduces payments that are considered to be “parachute payments” under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent necessary cause the aggregate parachute payments to be no greater than 2.99 times the executive’s “base amount” (which is, generally, the executive’s average taxable compensation from the Company during the five year period prior to the year in which the change in control occurs) in order to avoid the detrimental tax consequences of paying “excess parachute payments” in connection with a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the Company’s assets. The threshold at which the detrimental tax treatment of parachute payments is triggered is three times the executive’s base amount. This reduction of the executive’s parachute payments is, however, only implemented if the reduction is not more than a 10% of the parachute payments that would have been made in the absence of the provision. If the reduction would be greater than a 10% reduction, then the executive’s parachute payments are not reduced, and, instead, an additional payment is made that is intended to be sufficient to “gross up” the executive for all of the tax liabilities triggered by receipt of “excess parachute payments” (including the taxes on the “gross up” payment itself).

The amendments to the employment agreements clarify that in determining the aggregate amount of each of the executive’s parachute payments, all payments and benefits for the executive that are considered to be “parachute payments” for purposes of the applicable provisions of the Code are to be taken into account, and not only those parachute payments that are provided for expressly in the employment agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit 10.1 James J. Maguire, Jr. Amendment to Employment Agreement
Exhibit 10.2 Christopher J. Maguire Amendment to Employment Agreement
Exhibit 10.3 Sean S. Sweeney Amendment to Employment Agreement
Exhibit 10.4 Craig P. Keller Amendment to Employment Agreement

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp. (Registrant)
Dated: March 30, 2007	By:	Craig P. Keller
Craig P. Keller
Executive Vice President, Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing
10.1	James J. Maguire, Jr. Amendment to Employment Agreement	Furnished electronically herewith.
10.2	Christopher J. Maguire Amendment to Employment Agreement	Furnished electronically herewith.
10.3	Sean S. Sweeney Amendment to Employment Agreement	Furnished electronically herewith.
10.4	Craig P. Keller Amendment to Employment Agreement	Furnished electronically herewith.